UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 8, 2016

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

900 Third Avenue
New York, NY 10022-1010
(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On April 8, 2016, Joseph Osnoss submitted his resignation from the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”) and the Board’s Audit Committee, effective immediately.  Mr. Osnoss is a managing director at Silver Lake Partners, which exited its investment in the Company through a secondary offering that closed on November 18, 2015.  Mr. Osnoss is departing in connection with such exit and not due to any disagreement with the Board or the Company’s management or any matter relating to the Company’s operations, policies or practices.

Election of Directors

On April 8, 2016, the Board appointed Mr. Christopher C. Quick and Mr. Michael T. Viola to serve as a Class I director and a Class III director, respectively.  Mr. Quick will serve as an independent member of the Board and has also been appointed to serve to the Board’s Audit Committee.  Mr. Quick and Mr. Viola were each recommended as nominees to the Board by the Company’s Nominating and Corporate Governance Committee.  Mr. Viola is the son of the Company’s Founder and Executive Chairman, Vincent Viola.

Mr. Quick has more than 30 years’ experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly-owned subsidiary of Bank of America Corporation and member firm of the NYSE. He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the Board of Directors of The Alfred E. Smith Memorial Foundation Inc. and on the Board of Trustees for Catholic Relief Services, Fairfield University and Mutual of America. He is also a former member of the NYSE Board of Directors, the board of directors of KCG, and the Board of Trustees for The Boys Club of New York. Mr. Quick received a B.S. in Finance from Fairfield University in 1979.

Mr. Quick will be compensated for his service as an independent director in the manner described in the Company’s Registration Statement on Form S-1 (File No. 333-207874) (the “Registration Statement”) under “Executive Compensation — Compensation of our Directors”.

Mr. Viola previously served as a senior trader for the Company, focused on foreign exchange products and global commodities.  Mr. Viola currently serves as the President of the Viola family’s private investment office, located in New York City.  In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc., which he joined in February 2013.  Mr. Viola also served on the board of a family-founded nonprofit organization focused on Catholic education initiatives in inner-city communities from 2010 to 2011.

Mr. Michael Viola is a beneficial holder of approximately 57.0% of our class A common stock on a fully exchanged, converted and diluted basis primarily by virtue of his control of TJMT Holdings LLC, our controlling stockholder, which is owned by trusts for the benefit of family members of Mr. Vincent Viola and his wife. Mr. Viola shares dispositive and voting control of TJMT Holdings LLC with Teresa Viola, Mr. Vincent Viola’s wife.  As previously reported in our registration statement on Form S-1 (Registration No. 333-207874) under the heading “Certain Relationships and Related Party Transactions”,   Michael Viola received compensation from us as an employee in 2012 through 2014 and as part of our pre- IPO reorganization, TJMT Holdings LLC entered into a series of related party agreements with our company and its subsidiaries.

Following the resignation of Mr. Osnoss and the appointments of Mr. Quick and Mr. Viola, the Board consists of eight directors.  The Company may add one or more new directors as business needs and opportunities arise.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release of Virtu Financial, Inc., dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and
General Counsel

Dated: April 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Virtu Financial, Inc., dated April 11, 2016.